    As filed with the Securities and Exchange Commission on April 7, 1997

                                                   Registration No. ____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ------------

                              H.B. FULLER COMPANY
              (Exact name of issuer as specified in its charter)

          Minnesota                                    41-0268370
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                1200 Willow Lake Blvd., St. Paul, MN 55110-5132
         (Address of principal executive offices, including Zip Code)

                              EFTEC Savings Plan
                           (Full title of the plan)

       Richard C. Baker                                 Copy to:
 Vice President, General Counsel
      & Corporate Secretary                     Elizabeth H. Cobb, Esq.
      H.B. Fuller Company                    Mackall, Crounse & Moore, PLC
      1200 Willow Lake Blvd.                       1400 AT&T Tower
      St. Paul, Minnesota 55110-5132              901 Marquette Avenue
      (Name and address of agent for service).  Minneapolis, Minnesota 55402

                                (612) 415-5900
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

================================================================================
   Title of         Amount         Proposed      Proposed Maxi-    Amount of
  Securities         to be         Maximum       mum Aggregate   Registration
    to be         Registered (1)  Offering Price   Offering          Fee
  Registered                      Per Share (2)     Price (2)
--------------------------------------------------------------------------------
Common Stock,     100,000         $50.375         $5,037,500      $1,527
$1.00 par value    shares
--------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices for such Common Stock on April 2, 1997, as reported on NASDAQ.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Documents containing the information specified in this Part I will be sent or given to eligible employees, as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

     In addition, if a "reoffer prospectus", is to be used in connection with the resale of "control securities," such "reoffer prospectus" will be prepared by the registrant in accordance with the requirements of Part I of Form S-3 and will be filed with the Securities and Exchange Commission in a post-effective amendment to this registration statement on Form S-8.


Item 1.  Plan Information.


Item 2.  Registrant Information Employee Plan Annual Information.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference:

     a. Annual Report on Form 10-K of H.B. Fuller Company ("Company") for the fiscal year ended November 30, 1996, as filed with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

     b. All other reports filed by the Company with the Securities and Exchange Commission since November 30, 1996, pursuant to Sections 13 or 15(d) of the Exchange Act.

     c. Description of the Company's Common Stock, contained in the Company's Registration Statement on Form 8-A filed on July 30, 1996 with the Securities and Exchange Commission.

     d. All documents filed by the Company and the plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.


Item 4.  Description of Securities.

     The Common Stock, par value $1.00 per share (the "Common Stock"), of the Company offered pursuant to this registration statement is registered under
Section 12(g) of the Exchange Act. The description of the Company's Common Stock is incorporated by reference pursuant to Item 3.c. above.


Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

     The Bylaws of the Company provide that officers and directors of the Company and certain other shall be indemnified substantially to the same extent permitted by Minnesota law. The Company also maintains a standard policy of offices' and directors' liability insurance.

     Section 302A.521 of the Minnesota Statutes provides that a Minnesota business corporation shall indemnify directors, officers, employees and agents in certain circumstances and under certain conditions. In addition, the terms of the plan provide for indemnification of ceratin directors, officers and employees in connection with the administration of the plan.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

Exhibit
Number   Description
------   -----------

4.1      EFTEC Savings Plan

5.1 Opinion of Mackall, Crounse & Moore, PLC as to the legality of Common Stock of the Company

23.1     Consent of Price Waterhouse LLP

23.2 Consent of Mackall, Crounse & Moore, PLC (included in its opinion filed as Exhibit 5.1)

24.1     Powers of Attorney

         The undersigned registrant will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.  Undertakings.

(a)  Rule 415 Offering.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(h) Statement Required in Connection with Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on April 2, 1997.

                        H. B. FULLER COMPANY


                        By /s/ Walter Kissling
                           ---------------------
                           Walter Kissling
                           Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 2, 1997, by the following persons in the capacities and on the dates indicated.

Signature                                         Title
---------                                         -----

                *                     Chair, Board of Directors
--------------------------------
Anthony L. Andersen

                *                     Director
--------------------------------
Norbert R. Berg

                *                     Director
--------------------------------
Edward L. Bronstien, Jr.

                *                     Director
--------------------------------
Robert J. Carlson

                *                     Director
--------------------------------
Freeman A. Ford

                *                     Director
--------------------------------
Gail D. Fosler

                *                     Director
--------------------------------
Reatha Clark King

                *
--------------------------------      President, Chief Executive
Walter Kissling                       Officer and Director

                *                     Director
--------------------------------
John J. Mauriel, Jr.

                *                     Director
--------------------------------
Lee R. Mitau

                *                     Chief Technology Officer and Director
--------------------------------
Rolf Schubert

                *                     Director
--------------------------------
Lorne C. Webster

/s/ Jorge Walter Bolanos              Senior Vice President,
--------------------------------      Chief Financial Officer and Treasurer
Jorge Walter Bolanos

*By /s/ Richard C. Baker
--------------------------------      Attorney-in-fact
Richard C. Baker

Form S-8 Exhibit Index
----------------------


Exhibit
Number     Description                                                               Page
------     -----------                                                               ----
4.1        EFTEC Savings Plan.......................................................  10

5.1        Opinion of Mackall, Crounse & Moore, PLC as to the legality of
           Common Stock of the Company..............................................  87

23.1       Consent of Price Waterhouse LLP..........................................  89

23.2 Consent of Mackall, Crounse & Moore, PLC (included in its opinion filed as Exhibit 5.1)

24.1       Powers of Attorney.......................................................  90

           The undersigned registrant will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.